Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Georgia Premium Income Municipal Fund

811-7614


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010.

Voting results are as follows:

 <c>Common and MuniPreferred
 shares voting together as a class
<c>  MuniPreferred shares voting
 together as a class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
            1,741,008
                      554
   Against
               109,320
                          2
   Abstain
                 36,269
                         -
   Broker Non-Votes
               390,366
                         -
      Total
            2,276,963
                      556



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            1,743,799
                      554
   Against
               106,637
                          2
   Abstain
                 36,161
                         -
   Broker Non-Votes
               390,366
                         -
      Total
            2,276,963
                      556



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
            1,730,015
                      544
   Against
               113,456
                        12
   Abstain
                 43,126
                         -
   Broker Non-Votes
               390,366
                         -
      Total
            2,276,963
                      556



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
            1,722,085
                      544
   Against
               128,200
                        12
   Abstain
                 36,312
                         -
   Broker Non-Votes
               390,366
                         -
      Total
            2,276,963
                      556



To approve the elimination of the
fundamental policy relating to
commodities.


   For
            1,719,440
                      546
   Against
               118,855
                        10
   Abstain
                 48,302
                         -
   Broker Non-Votes
               390,366
                         -
      Total
            2,276,963
                      556



To approve the new fundamental policy
relating to commodities.


   For
            1,716,239
                      546
   Against
               127,166
                        10
   Abstain
                 43,192
                         -
   Broker Non-Votes
               390,366
                         -
      Total
            2,276,963
                      556




Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052351.